Exhibit 23.2


             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 2002 relating to the financial statements, which appears in the Registrant's Form 10-SB for the year ended February 28, 2002.


Malone & Bailey, PLLC
Houston, Texas
www.malone-bailey.com


March 28, 2003